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                                                                Exhibit 10.5
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                        AMENDMENT TO EMPLOYMENT AGREEMENT


         Ground Round Restaurants, Inc. (the "Company" or "Ground Round") a New York Corporation with its principal place of business at 35 Braintree Hill Office Park, Braintree, Massachusetts and Stephen J. Kiel (the "Employee"), with a business address of 35 Braintree Hill Office Park, Braintree, Massachusetts, in consideration of the promises and mutual covenants contained herein, the parties agree to amend the Employment Agreement by and between Ground Round and Employee dated September 1, 1996 (the "Agreement") as follows:

I. Paragraph 4 (Termination of Employment) under section (c)(i) shall be replaced with the following language:

                  (i) The Employee's refusal to attempt in good faith to perform his duties and responsibilities to the Company; a breach of fiduciary duty;
                           any willful misconduct by the Employee which injures the Company (monetarily or otherwise) or the Employee's gross negligence in the performance of his duties and responsibilities; or

II. Paragraph 4 (Termination of Employment) under section (d) and (e) shall be replaced with the following language:

(d)      Termination by the Company Other Than for Cause (Excluding Change of
         Control)

                  The Company may (other than during a Change of Control period as defined below) terminate the Employee's employment hereunder, other than for Cause, at any time upon written notice, as defined in the Company's current Termination Policy. In the event of such termination, the Company shall do the following:

                  (i) Pay to Employee his Base Salary through the date of termination, plus a prorata share of the 1997 guaranteed minimum bonus based on the number of days worked by Employee in the 1997 fiscal year.

                  (ii)     Pay to the Employee severance equal to the greater of
                           (i) six (6) months of Employee's

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                           monthly Base Salary or (ii) the amount of Base Salary
                           the Employee would have received between the date of termination and September 30, 1997. Said severance shall be considered as severance under the Company's Severance Pay Plan and paid to Employee in accordance with such Plan.

                  (iii) Pay to Employee any other bonus or compensation hereunder in accordance with the applicable Company plan or policy.

                  The Company shall have no other obligations under this Agreement.

         (e)      Termination by the Executive (Excluding Change of Control).

                  (i) If the Employee terminates his employment during the Employment Period (other than during a Change of Control period as defined below) because the Employee resigns, the Company shall pay Employee the Base Salary through the date of termination and any other bonus or compensation in accordance with the applicable Company plan or policy.

                  (ii) If the Employee terminates his employment with the Company for any other reason (other than during a Change of Control period as defined below), in addition to its other rights and remedies, the Company shall have no further obligations under this Agreement other than to pay to the Employee any Base Salary through the date of termination and any other bonus or compensation in accordance with the applicable Company plan or policy.

III. The Agreement shall be revised to add the following paragraph 16 entitled "Change of Control":

16.      Change of Control

         The following provisions of this paragraph shall apply only in event of a Change of Control:

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         (a)      In the event of a Change of Control as defined below and
                  in consideration of Employee's continued employment with the Company, the Company will pay Employee as termination compensation: (x) an amount, determined as provided below, in the event that within (i) twelve (12) months after a Change of Control of the Company has occurred Employee terminates employment with the Company for Good Reason, (as defined below), within ninety (90) days after the event which constitutes Good Reason or (ii) twenty four (24) months after a Change of Control of the Company has occurred, Employee's employment with the Company is terminated by the Company for any reason other than Cause, death or disability (disability being defined as in paragraph 4(b)). The amount of termination compensation so payable shall be an amount equal to the product of two (2) times the Employee's current annual Base Salary and, if Employee's Base Salary is hereafter increased, the Employee's highest annual base salary ("Highest Base Salary") from time to time hereafter in effect; or (y) an amount equal to the Employee's Base Salary or Highest Base Salary, as the case may be, in the event the Employee terminates employment with the Company for Good Reason within ninety (90) days after the event which constitutes Good Reason, at any time after the first anniversary and prior to the second anniversary of the date on which a Change of Control of the Company has occurred. The termination compensation payable pursuant to (x) or (y) above, as the case may be, is herein referred to as the "Severance Payment". In addition to the Severance Payment, the Company shall pay any bonus due in accordance with paragraph 3(b)(a "Bonus Payment"), and such bonus shall be pro rated only for that fiscal year that the Change of Control occurs. The Severance Payment and any Bonus Payment shall be paid to Employee within five (5) days after the date of termination (hereinafter referred to as the "Payment Date") of Employee's employment (hereinafter referred to as the "Termination Date").







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          (b)     In addition:

                  (i) Any compensation and other amounts previously deferred by Employee, together with accrued interest thereon, if any, to which Employee is entitled, and any accrued vacation pay not yet paid by the Company, shall be paid to Employee on the Payment Date.

                  (ii) All other amounts accrued or earned by Employee through the Payment Date and amounts otherwise then owing under the Company's plans and policies, excluding payment(s) due under the Company's Severance Pay Plan (which Employee shall not participate in) shall be paid to Employee on the Payment Date, other than benefits due to Employee under any qualified plan(s) of the Company, which benefits shall be paid in accordance with the terms of such plan(s).

                  (iii) The Company shall pay all reasonable legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided by a Change of Control, regardless of the outcome thereof, but specifically excluding legal representation for initiation of a lawsuit and representation thereafter.

                  (iv) The Company shall maintain in full force and effect, for the continued benefit of Employee and/or Employee's family for one year after the Termination Date, all medical and dental insurance plans, disability and life insurance plans, travel and accident insurance and the Company's Automobile Policy (collectively, the "Continued Benefits Plans") in which Employee was entitled to participate immediately prior to the Change of Control, provided that Employee's continued participation is possible under the general terms and provisions of such plans and

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                           programs. In the event that Employee's participation
                           in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee is entitled to receive under such plans and programs or at the Company's election, pay Employee in cash an equivalent amount. At the end of the period of coverage, Employee shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to Employee.

                  (v) All outstanding stock options which Employee holds shall vest immediately upon a Change of Control.

         (c)      For purposes of this Agreement:

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (ii) A "Change of Control" shall be deemed to have taken place if (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (b) the stockholders of the Company shall have approved (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated

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                           company's then outstanding voting securities, or (ii)
                           a sale of all or substantially all of the assets of the Company, or (c) as the result of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any parent of or successor to the Company immediately after the Transaction occurs; or (d) any person or persons acting as a group acquire the right, by contract, agreement, understanding or otherwise, to elect or designate a majority of the members of the Board of Directors of the Company or of any parent of the Company.

                  (iii) "Cause" is defined in paragraph 4(c) of this Agreement and shall also be applicable to the Change of Control section.

         (d)      "Good Reason" means:

                  (i) The assignment to Employee of any duties materially inconsistent in any respect with Employee's position of Senior Vice President, Chief Financial Officer and Treasurer, or Employee's authority, duties or responsibilities as in effect on the date of the Change of Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice from Employee;

                  (ii) Any reduction of Employee's base salary or the failure by the Company to provide Employee with an incentive compensation program, welfare benefits, retirement benefits and other benefits which in the aggregate are

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                           no less favorable than the benefits to which Employee
                           was entitled prior to the Change of Control;

                  (iii) The Company's requiring Employee to be based at any office or location more than fifty (50) miles from the location at which Employee is employed on the date of the Change of Control, except for travel reasonably required in the performance of Employee's responsibilities, or the Company's requiring Employee to move his current principal residence at which Employee resides on the date of the Change of Control, with the proviso that paragraph 3(g) of Employe's Employment Agreement shall remain in place; or

         (e)      (i)      Anything in this Agreement to the contrary
                           notwithstanding, in the event it shall be determined that any payment or distribution by the Company to Employee or for his benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Internal
                           Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to Employee or for his benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of paragraphs 16(e)(i)(ii)(iii), present value shall be determined in accordance with Section
                           280G(d)(4) of the Code.

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                  (ii)     All determinations required to be made under
                           paragraphs 16(e)(i)(ii)(iii) shall be made by the Company's then independent certified accountants, which shall provide detailed supporting calculations both to the Company and Employee within fifteen (15) business days of the Termination Date, or such earlier time as is requested by the Company, and a written opinion to Employee at Employer's cost that Employee has substantial authority not to report any Excise Tax on Employee's federal income tax return with respect to the Payments. Any such determination by the Company's then independent certified accountants shall be binding upon the Company and Employee. Employee shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of paragraphs 16(e)(i)(ii)(iii), provided that, if Employee does not make such determination within ten business days of the receipt of the calculations made by the Company's then independent certified accountants, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of paragraphs 16(e)(i)(ii)(iii) and shall notify Employee promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to Employee or for Employee's benefit such amounts as are then due to Employee under this Agreement. For purposes of paragraphs 16(e)(i)(ii)(iii), "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax.

                  (iii)    As a result of the uncertainty in the application of
                           Section 280G of the Code at the time of the initial determination by the Company's then certified independent accountants hereunder, it is possible that Payments will have been made by the

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                           Company which should not have been made
                           ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Company's then certified independent accountants, based upon the assertion of a deficiency by the Internal Revenue Service against Employee which the Company's then certified independent accountants believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to Employee or for Employee's benefit shall be treated for all purposes as a loan ab initio to Employee which Employee shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Company's then certified independent accountants, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to Employee or for Employee's benefit together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

         (f) Employee shall not be required to mitigate the amount of any Payment provided for in this paragraph 16 by seeking other employment or otherwise, nor shall the amount of any Payment provided for in this paragraph 16 be reduced by any compensation earned by Employee as the result of employment by another employer after the Termination

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                  Date, or otherwise, except that Employee shall not be entitled to continue to participate in a Continued Benefits Plan to the extent that Employee is eligible to participate in a benefits plan of another employer that is substantially similar to such Continued Benefits Plan, as to type and coverage, during the one year period following the Termination Date. The Company's obligation to make the Payments provided for in this paragraph 16 and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which it may have against Employee or others.

         (g) The failure by Employee to set forth in any notice of termination of employment any fact or circumstances which contributes to a showing of Good Reason shall not waive any of Employee's rights hereunder or preclude Employee from asserting such fact or circumstance in enforcing Employee's rights hereunder.

         (h) If a Change of Control occurs, the terms and provisions of paragraph 16 of this Agreement governing the payments to be made shall control in lieu of any provisions elsewhere in the Employment Agreement.

         (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform according to this paragraph 16 in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this paragraph 16, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (k) Nothing in this paragraph 16 shall prevent or limit Employee from any continuing or future participation in any benefit, incentive or other plan or program (excluding the Company's Severance Pay Plan) provided by the Company and for which Employee may qualify. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan or program of the Company at or subsequent to any Change of Control shall be payable in

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                  accordance with such plan or program.

         Except as hereby amended, the Agreement shall continue in full force and effect.

         WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of this 15th day of May 1997.


                                          Ground Round Restaurants, Inc.



                                          By:      /s/  Daniel R. Scoggin
                                                   -----------------------------
                                                   Daniel R. Scoggin
                                                   Chairman, President and
                                                   Chief Executive Officer



                                                   /s/  Stephen J. Kiel
                                                   -----------------------------
                                                   Stephen J. Kiel


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